EARNINGS CALL 2nd QUARTER 2020 July 17, 2020

Forward-Looking Statements This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, future economic performance and dividends, and the impact of the COVID-19 pandemic and related economic conditions. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the Securities and Exchange Commission; the potential adverse effects of the ongoing COVID-19 pandemic and any governmental or societal responses thereto, or other unusual and infrequently occurring events; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes including in response to the COVID-19 pandemic such as the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) and the rules and regulations that may be promulgated thereunder; or changes in accounting principles, policies or guidelines (including changes related to CECL); supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise. Non-GAAP Financial Measures This presentation contains both financial measures based on GAAP and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the Company's press release as of and for the quarter ended June 30, 2020. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. 2 2

2nd Quarter 2020 | Financial Highlights

		Q2-20		Q1-20		Q2-19
Earnings & Profitability						
Net Interest Income	$	298.4	$	269.0	$	254.7
Operating PPNR[1]		194.7		163.4		152.5
Net Income		93.3		84.0		122.9
EPS		0.93		0.83		1.19
Net Interest Margin		4.19%		4.22%		4.59%
Operating Efficiency Ratio[1]		36.3		41.8		42.0
ROAA		1.22		1.22		2.05
ROTCE[1]		13.60		12.18		19.72
Balance Sheet & Capital						
Total Loans, Gross	$	25,029	$	23,166	$	19,250
Total Deposits		27,545		24,831		21,440
CET1 Ratio		10.2%		10.0%		10.6%
TCE Ratio[1]		8.9%		9.4%		10.2%
Tangible Book Value per Share	$	27.84	$	26.73	$	24.65
Asset Quality						
Provision for Credit losses[2]	$	92.0	$	51.2	$	7.0
Net Charge-Offs (Recoveries)		5.5		(3.2)		1.6
Provision in Excess of Net Charge-Offs[3]		86.5		54.4		5.4
Net Charge-Offs (Recoveries) / Avg. Loans		0.09%		(0.06)%		0.03%
Total Loan ACL / Funded Loans		1.39		1.14		0.83
NPAs[4] / Total Assets		0.47		0.33		0.27

Dollars in millions, except EPS

Net Income
$93.3 million

EPS
$0.93

Operating PPNR[1]
$194.7 million

ROTCE[1]
13.60%

Loan Growth
$1.9 billion
8.0%

Deposit Growth
$2.7 billion
10.9%

Tangible Book Value per Share[1]
$27.84

Total Loan ACL/ Funded Loans
1.39%

1) Refer to slide 2 for further discussion of Non-GAAP financial measures.
2) Upon adoption of CECL on January 1, 2020, Provision for Credit Losses has been modified to also include amounts related to unfunded loan commitments and investment securities. Prior period amounts have been restated to conform to the current presentation.
3) Q2-20 Provision in Excess of Net Charge-Offs represents $0.71 per share, net of tax.
4) Nonperforming assets includes nonaccrual loans and repossessed assets.

Western Alliance Bancorporation
3

COVID-19 Response To Date

WAL is actively engaged with our people, customers and the communities we serve to help weather the current environment and be best positioned for future recovery

Paycheck Protection Program ("PPP")

- **Prioritized PPP loans guaranteed by SBA to provide expedient liquidity to impacted borrowers**
- **Began taking applications on April 1, 2020**

$1.9 billion total loans funded

Over 4,700 clients in our communities

$396k Avg. loan size

44% of loans under $100,000

Benefited over 150,000 employees

Committed **$2MM** in 2020 to non-profits assisting communities impacted by COVID

COVID Related Loan Payment Deferrals and Risk Management

COVID Loan Deferrals Dollars in millions	Closed Deferrals	6/30/2020 Outstanding	% of Portfolio
Hotel Franchise Finance	$1,695	$2,044	82.9%
Gaming	190	509	37.3%
CRE Investor	498	3,184	15.6%
CRE Owner-Occupied	137	2,058	6.6%
Residential Real Estate	180	2,405	7.5%
C&I	108	10,234	1.1%
Construction	45	2,084	2.2%
Tech & Innovation	16	2,207	0.7%
Other	5	306	1.7%
Total	**$2,873**	**$25,029**	**11.5%**

- 11.5% of portfolio has modification (~5%, excluding HFF)
  - Deferrals minimized as borrowers elected to utilize own resources
  - High PPP utilization by Regional Banking customers contributed to lower required deferrals
- HFF: strong sponsor support; 92% of deferrals accelerated cash payments
  - 70% contributed to ≥6 mo. deferral strategy
- Gaming: 90-day principal-only deferrals
  - 95% open for operations (as a % of balance)

Western Alliance Bancorporation®
4

Quarterly Consolidated Financial Results

		Q2-20		Q1-20		Q2-19
Interest Income	$	318.2	$	307.2	$	302.8
Interest Expense		(19.8)		(38.2)		(48.1)
Net Interest Income	**$**	**298.4**	**$**	**269.0**	**$**	**254.7**
Operating Non-Interest Income		11.1		16.3		12.6
Net Operating Revenue[1]	**$**	**309.5**	**$**	**285.3**	**$**	**267.3**
Salaries and Employee Benefits		69.6		72.1		65.8
Deposit Costs		3.5		7.3		7.7
Other		41.7		42.5		41.3
Operating Non-Interest Expense[1]	**$**	**(114.8)**	**$**	**(121.9)**	**$**	**(114.8)**
Operating Pre-Provision Net Revenue[1]	**$**	**194.7**	**$**	**163.4**	**$**	**152.5**
Provision for Credit Losses[2]		(92.0)		(51.2)		(7.0)
Gain (Loss) on Sales & Valuation of Assets		4.6		(9.8)		2.2
BOLI Enhancement		5.6		0.0		0.0
Pre-Tax Income	**$**	**112.9**	**$**	**102.4**	**$**	**147.7**
Income Tax		(19.6)		(18.5)		(24.8)
Net Income	**$**	**93.3**	**$**	**84.0**	**$**	**122.9**
Diluted Shares		**100.0**		**101.7**		**103.5**
Earnings Per Share	**$**	**0.93**	**$**	**0.83**	**$**	**1.19**

Dollars in millions, except EPS

Q2 2020 Highlights

- Net Interest Income increased $29.4 million primarily as a result of loan growth under the PPP, lower rates on deposits and interest expense on borrowings
- Provision for Credit Losses increased $40.8 million driven by changes in the macroeconomic scenarios used to determine ACL
- Operating PPNR[1] increased $31.2 million primarily as a result of an increase in net interest income and decrease in operating expenses
- Gain on Sales and Valuation of Assets consists of FMV gains of $4.4 million on equity securities
- Salaries & Employee benefits decreased primarily from an increase of $3.3 million in deferred compensation expense on PPP loan originations
- BOLI Enhancement fee related to surrender and purchase transaction to improve earnings in future periods

Western Alliance Bancorporation®

1) Refer to slide 2 for further discussion of Non-GAAP financial measures.
2) Upon adoption of CECL on January 1, 2020, Provision for Credit Losses has been modified to also include amounts related to unfunded loan commitments and investment securities. Prior period amounts have been restated to conform to the current presentation.

5

Net Interest Drivers Q2 2020 Highlights $9.0 Total Investments and Yield Spot$40.0 4.00% Loans and Yield Spot7.00% Rate 5.98% Rate $8.0 $35.0 5.79% • Loan yields decreased 45bps 3.34% 2.95%3.50% 5.58% 4.66%6.00% $7.0 5.27% points following declines 3.08% 3.02% $30.0 4.82% 2.96% 2.98% 5.00% $6.0 3.00% across most loan types, $25.0 4.00% $5.0 $25.0 mainly driven by 83bps $20.0 2.50% $21.1 $23.2 decline in 1 Mo. LIBOR during $4.0 $19.3 $20.2 3.00% $4.1 $4.0 $4.4 $4.2 $15.0 Q2 and a flattening yield $3.0 $3.9 2.00% 2.00% $10.0 curve $2.0 1.50% 1.00% $1.0 $5.0 • Yield on PPP loans of 5.02% $0.0 $0.01.00% 0.00% includes prepayment Q2-19 Q3-19 Q4-19 Q1-20 Q2-20 Q2-19 Q3-19 Q4-19 Q1-20 Q2-20 assumptions related to forgivable amounts Interest Bearing Deposits Spot Deposits, Borrowings, and Spot Rate Rate • Cost of interest-bearing $25.0 and Cost $40.0 Cost of Liability Funding 1.50% 0.36% 0.31% deposits decreased 50bps 0.93% 0.87% $35.01.50% 0.75% 0.64% 1.00% due to repricing efforts in a $20.0 0.30% 1.35% 1.30% $30.0 0.50% lower rate environment, 0.90% 1.00% 1.08% 0.00% driving total cost of funds $15.0 $25.0 $15.3 -0.50% down 34bps to 0.30% $14.3 $14.9 $20.00.50% $12.2 $13.7 $8.5 $9.9 $12.8 0.40% $8.8 -1.00%• Decline from Q1-20 cost of $10.0 $15.0 $8.7 0.00% -1.50% interest-bearing deposits to a $10.0 $5.0 $15.3 -2.00% spot rate of 36bps (spot rate -0.50% $12.8 $13.7 $14.3 $14.9 $5.0 -2.50% of 20bps, including non- $0.0 -1.00%$0.0 -3.00% interest DDA) driven by Q2-19 Q3-19 Q4-19 Q1-20 Q2-20 Q2-19 Q3-19 Q4-19 Q1-20 Q2-20 posted rate changes and 6 Dollars in billions, unless otherwise indicated Non-Interest Bearing Deposits Total Borrowings pushing out high cost deposits 6

Net Interest Income Net Interest Income, NIM, and Impacts on Quarterly NIM Average Interest Earning Assets 5.00% Components NIM $298.4 Q1 - 20 4.22% $300.0 4.80% Basis Risk (0.14%) Liquidity (0.04%) PPP Lending 0.07% $280.0 4.60% 4.59% $272.0 Mix Shift 0.08% $266.4 $269.0 Q2 - 20 4.19% 4.40% $260.0 $254.7 4.41% 4.39% 4.20% Q2 2020 Highlights 4.22% $240.0 4.19% • PPP lending positively impacted NIM by 7bps 4.00% during Q2 • Strong growth in core deposits at lower rates largely $220.0 offset decline in loan yields, resulting in a marginal 3.80% decline in NIM of 3bps $22,786 $24,548 $25,147 $26,267 $29,326 • Variable rate loans at floors, when combined with $200.0 3.60% Q2-19 Q3-19 Q4-19 Q1-20 Q2-20 fixed rate and long-term adjustable rate loans, totals $19.5 billion Net Interest Income NIM Avg Int Earning Assets − 78% of loan portfolio is acting as fixed rate 7 Dollars in millions 7

Operating Expenses and Efficiency1 Operating Expenses and Efficiency Ratio Q2 2020 Highlights 50.0% 1 $180.0 • The operating efficiency ratio decreased 550bps to 36.3% compared to the prior quarter 43.8% 45.0% $160.0 42.0% 42.5% 41.8% and 570bps over the same period last year $140.0 40.0% • Improved efficiency was driven by strong net 36.3% interest income, a decrease in deposits costs $120.0 $128.8 35.0% and business development and travel expenses, $122.8 $121.9 $114.8 partially offset by increased charitable $100.0 $114.9 30.0% contributions 1 $80.0 • Net operating revenue includes $13.9 million of 25.0% amortizing PPP loan fees, net of related $60.0 deferred loan origination costs 20.0% $40.0 − Excluding PPP net loan fees and interest, efficiency ratio is 38.4% 15.0% $20.0 $0.0 10.0% Q2-19 Q3-19 Q4-19 Q1-20 Q2-20 Operating Expenses Efficiency Ratio 8 Dollars in millions 1) Refer to slide 2 for further discussion of Non-GAAP financial measures. 8 8

Operating Pre-Provision Net Revenue1, Net Income, and ROA $300.0 2.54% 2.56% Q2 2020 Highlights 2.44% 2.38% 2.38% 2.50% • Core earnings remain strong as 2.05% 1 1.94% 2.00% Operating PPNR ROA increased 18bps $250.0 1.92% from the prior quarter and increased 2bps 1.50% from Q2-19 1.22% 1.22% $200.0 1 1.00%• Increase in Operating PPNR ROA from $194.7 Q2-19 benefited from gains in efficiency 0.50% but offset by margin pressure $150.0 $163.4 $159.7 $158.7 • ROA was flat from the prior quarter and $152.5 0.00% $122.9 decreased 83bps from Q2-19 $127.4 $100.0 -0.50% $128.1 $93.3 -1.00% $50.0 $84.0 -1.50% $0.0 -2.00% Q2-19 Q3-19 Q4-19 Q1-20 Q2-20 Operating PPNR Net Income Operating PPNR ROA ROA 9 Dollars in millions 1) Refer to slide 2 for further discussion of Non-GAAP financial measures. 9

Consolidated Balance Sheet Q2-20 Q1-20 Q2-19 Q2 2020 Highlights Investments & Cash $ 5,712 $ 4,471 $ 4,938 • Loans increased $1.9 billion (8.0%) Loans 25,029 23,166 19,250 over prior quarter ($1.7 billion Allowance for Credit Losses (311) (235) (160) attributable to PPP) and $5.8 billion (30.0%) over prior year Other Assets 1,476 1,456 1,287 • Deposits increased $2.7 billion Total Assets $ 31,906 $ 29,158 $ 25,315 (10.9%) over prior quarter ($1.1 billion attributable to PPP) and $6.1 billion Deposits $ 27,545 $ 24,831 $ 21,440 (28.5%) over prior year Borrowings 653 721 401 • Borrowings impacted by issuance of Other Liabilities 606 606 623 $225 million in subordinated debt Total Liabilities $ 28,804 $ 26,158 $ 22,464 • Shareholders' Equity increased $102 Shareholders' Equity 3,102 3,000 2,851 million over prior quarter and increased $251 million over prior year Total Liabilities and Equity $ 31,906 $ 29,158 $ 25,315 as a function of Net Income, and an increase in the fair value of securities, 1 Tangible Book Value Per Share $ 27.84 $ 26.73 $ 24.65 offset by share repurchases, dividends and the adoption impact of CECL • Tangible Book Value/Share1 increased $1.11 (4.2%) over prior quarter and $3.19 (12.9%) over prior year 10 Dollars in millions 1) Refer to slide 2 for further discussion of Non-GAAP financial measures. 1010

Five Quarter Loan Growth and Composition $5.8 Billion Year Over Year Growth Highlights Total Loans: Quarter-over-quarter Total Loans $19.3 $20.2 $21.1 $23.1 $25.0 loan growth of $1.9 billion driven by Qtr. Change +$1.1 +$0.9 +$1.0 +$2.0 +$1.9 (in millions): C&I $ 1,552 $2.5 9.8% Residential & Consumer 154 $2.3 $2.2 8.8% Construction & Land 138 $2.2 $2.1 CRE, Non-OO 51 $1.9 $1.6 8.6% Offset by decrease in: Commercial & $2.0 $5.3 $2.2 21.4% Industrial $2.2 11.5% $5.3 CRE, OO (32) Total $ 1,863 $5.2 CRE, Owner $5.0 $2.3 9.0% Occupied $4.7 24.3% $2.3 Excluding PPP Loans: Quarter-over- quarter loan growth of $117 million CRE, Non-Owner $2.3 $2.3 11.7% $2.3 driven by (in millions): Occupied Residential & Consumer $ 154 Construction & $12.8 51.0% Construction & Land 138 Land $11.2 $9.4 CRE, Non-OO 51 $8.5 43.9% $8.7 Offset by decrease in: Residential & Consumer C&I (194) CRE, OO (32) Q2-19 Q3-19 Q4-19 Q1-20 Q2-20 Total $ 117 PPP loans totaled $1.7 billion at quarter end 11 Dollars in billions, unless otherwise indicated 1111

Five Quarter Deposit Growth and Composition $6.1 Billion Year Over Year Growth Highlights Total Deposits $21.4 $22.4 $22.8 $24.8 $27.5 Quarter-over-quarter deposit growth of $2.7 billion driven by (in millions): Qtr. Change +$1.2 +$1.0 +$0.4 +$2.0 +$2.7 Non-Interest Bearing DDA $ 2,350 $2.0 7.2% Savings and MMDA 845 Offset by decreases in: $2.4 CDs (410) $2.1 $2.4 Interest Bearing DDA (71) $9.8 35.7% $2.3 10.9% Total $ 2,714 Non-Interest $9.0 Bearing DDA Year-over-year deposit growth of $6.1 $9.1 $9.1 billion driven by all deposit types $7.9 Interest Bearing 36.8% $3.5 12.7% (in millions): DDA Non-Interest Bearing DDA $ 3,559 $3.5 1,925 Savings and Savings and MMDA $2.5 11.8% $2.5 $2.8 MMDA Interest-Bearing DDA 982 Offset by decreases in: CDs $12.2 44.4% CDs (361) $9.9 $8.7 40.5% $8.7 $8.5 Total $ 6,105 Deposits related to PPP Q2-19 Q3-19 Q4-19 Q1-20 Q2-20 estimated to be $1.1 billion at quarter end 12 Dollars in billions, unless otherwise indicated 1212

Adversely Graded Loans and Non-Performing Assets Adversely Graded Loans and OREO Q2 2020 Highlights $750 • Total Adversely Graded Loans plus OREO of $694 million $694 (2.18% to Total Assets) increased $343 million in Q2 $650 − Special Mention loans increased $291 million as loan monitoring was elevated due to COVID, with executive leaders assigned to individual relationships for risk $550 management purposes $396 − Over last 5+ years, less than 1% of Special Mention $450 $439 loans have migrated to loss $399 • NPAs of $149 million (47bps to Total Assets) an increase of Assets $351 $350 $341 $52 million in Q2 $234 $198 $104 Asset Quality Ratios $250 $180 2.50% 2.18% $149 Adversely Graded Adversely 2.00% 1.67% $150 1.58% $150 $131 $139 1.50% 1.27% $91 1.20% $140 1.00% $87 $50 $52 $50 $56 0.26% 0.33% 0.47% NPAs $18 $16 $14 $11 $9 0.50% 0.27% 0.25% Q2-19 Q3-19 Q4-19 Q1-20 Q2-20 -$50 1 0.00% OREO Non-Performing Loans Q2-19 Q3-19 Q4-19 Q1-20 Q2-20 Classified Accruing Loans Special Mention Loans Adversely Graded Assets to Total Assets 13 Dollars in millions NPAs to Total Assets 1) Includes HFS loans 1313

CECL and Allowance for Credit Losses (“ACL”) ACL Reserve Build Q2 2020 Highlights • Provision expense of $92.0 million for Q2, due to worsening of macroeconomic assumptions relative to March 31 and increases in net charge-offs and specific loan reserves • Increase in ACL was attributable to change in macroeconomic outlook of $96.2 million, balance sheet growth of Q1-20 Balance Sheet Outlook Net Charge- Q2-20 Growth Adjustment Offs & Other ($4.2) million, net charge-offs ($5.5) million Allowance for Credit Losses $400 $354 • Total ACL balance of $354 million at $350 $7 $36 Q2-20, an increase of $86 million, $300 $268 driven by the provision expense and $3 $250 $30 $5.5 million of net charge-offs $200 $180 $181 $184 $11 $9 $7 $9 $7 $150 $9 $311 $235 $100 $160 $165 $168 $50 $0 Q2-19 Q3-19 Q4-19 Q1-20 Q2-20 Allowance for Loan & Lease Losses Unfunded Loan Commits. 1 Credit Discounts HTM Securities 14 Dollars in millions 1) Included as a component of other liabilities on the balance sheet 1414

Credit Losses and ACL Ratios Loan ACL Adequacy Ratios 3.00% 400% Q2 2020 Highlights 346% • Total Loan ACL / Funded Loans increased 25bps to 2.50% 327% 306% 248% 316% 200% 1.39% in Q2 as a result of increased provision expense 44.5% 41.1% 53.9% 77.8% 2.00% 50.7% 0% • Total provision expense increased to $92.0 million, 1.50% 1.39% driven by the macroeconomic impacts on CECL 0.88% 0.86% 0.84% -200% − $87.3 million provision for loan credit losses 1.00% 1.14% 0.50% -400%• Net charge-offs of $5.5 million, 9bps, compared to net Q2-19 Q3-19 Q4-19 Q1-20 Q2-20 recoveries of $3.2 million (6bps) in Q1-20 Total Loan ACL/Funded Loans Total Loan ACL/Nonaccrual Loans Total Loan ACL/Adversely Graded Loans Provision for Loan Credit Losses1 Gross Charge-offs and Recoveries $5.7 $6.6 $6.0 Gross Charge-Offs Recoveries $4.0 $2.0 $5.6 $2.6 $2.2 $80.7 $2.1 $0.1 $0.0 ($0.2) $45.2 ($2.0)-$2.0 ($1.0) ($0.9) $7.0 $4.0 $4.0 ($4.0)-$4.0 ($2.7) ($0.2) ($3.3) Q2-19 Q3-19 Q4-19 Q1-20 Q2-20 ($6.0)-$6.0 2 Q2-19 Q3-19 Q4-19 Q1-20 Q2-20 For Unfunded Commitments For Loan Losses 15 Dollars in millions 1) Does not include provision for HTM Investment Securities of $0.3MM Q1-20 and $4.7MM Q2-20 2) Included as a component of provision for credit losses in the income statement 1515

COVID-19 Impacted Portfolios

	Strong Fundamental Characteristics	Current Status

Hotel Franchise Finance
 	
$2.0bn
 	
Statistics
Loan ACL / Funded Loans: 1.95%
Adv. Graded / Loans: 7.7%
	Financial flexibility is maximized through deep industry expertise, strong operating partners, and conservative underwriting structure
	• Focused on "select-service" hotel sub-segment
	• 60% LTV and 65% LTC underwriting discipline supports thoughtful structures through the trough
	• Geographic diversification:
	  – Top 25 MSAs: 52% of commitments
	  – Top 50 MSAs: 70% of commitments
	• Conservative underwriting provides meaningful cash flow cushion:
	  – DSCR: 1.8x[1] LTV: 60.7%[1]
		• National occupancy reaching ~46% (end of June)
		  – With low leverage, select service hotels can support amortizing debt at ~50% - 55% occupancy
		• Strong and sophisticated sponsor backing provides ongoing support
		• $33 million of PPP loans to clients
		• Deferrals of $1.7bn (83%);
		  – 6% deferrals with documents in process
		  – 9% paying as originally agreed (no deferrals requested)
		  – Modifications required upfront payments from borrowers

Tech & Innovation: Investor Dependent
 	
$1.4bn
 	
Statistics
Loan ACL / Funded Loans: 2.79%
Adv. Graded / Loans: 6.9%
	Primarily focused on established growth companies with successful products and strong investor support, which provides greater operating and financial flexibility
	• Validated Product: 97% with revenue > $5MM
	  – Minimal pre-revenue or mezzanine lending
	• Strong Institutional Backing: 89% backed by one or more quality VC / PE firms
	• Granular Portfolio: Avg. loan size $3.0MM
	• Low Cost Deposit Franchise: Liquid borrowers with > 2:1 deposit coverage
	• Total warrant income >2x cumulative NCOs since 2017
		• Significant sponsor support continues in all but most significantly impacted segments associated with events and conventions
		  – 81% of loans have >6 months liquidity (77% in Q1)
		  – Since 3/1/20, >50 clients raised $1.4Bn in capital
		• Deferrals of $15.8MM (1.1%)

1) Data as of 12/31/2019 to represent Pre-COVID impacted metrics

Western Alliance Bancorporation®

16

COVID-19 Impacted Portfolios (cont'd)

	Strong Fundamental Characteristics	Current Status
Gaming **$509mm** **Statistics** Loan ACL / Funded Loans: 2.78% Adv. Graded / Loans: 0.0%	**Focused on off-strip, middle market gaming-linked companies driven by local demand factors** • 78% local, off-strip gaming – Visitors are local-centric; not "drive to" locations – Limited convention center exposure • Geographic diversification across 11 states (NV 60%) • Strong liquidity: $119MM in associated deposits • Conservative portfolio characteristics – Majority real-estate secured – Avg. Sr. Leverage: 2.9x – Avg. LTEV: 42.3%	• 95% (% oustandings) of locations are open for operation, inclusive of recent closure mandates in Nevada on July 10th • All casino borrowers are performing at or above plan upon reopening • $28.4 million of PPP loans to clients • Deferrals of $190MM (37%) – Principal-only deferrals; continued to service interest payments – Maximum deferral of 90 days • No downgrades to criticized / classified
CRE: Retail **$676mm** **Statistics** Loan ACL / Funded Loans: 1.96% Adv. Graded / Loans: 2.7%	**Limited merchandise retail exposure with primary focus on personal services** • WAB Investor CRE Retail is focused on local service-based retail strip and typically positioned in a grocery-anchored development • No destination mall exposure	• 67% of CRE Retail tenants made May rent payments; compared with multitenant national avg. of ~48% • Deferrals of $134MM (20%) – Supported by high level of additional payment reserve – As with the Hotel segment, this will provide a supported path to recovery over a longer COVID impact period

Western Alliance Bancorporation
17

Capital Accumulation & Ratios

Robust Capital Levels



10.9%
11.0%
11.0%
10.6%
10.6%
10.3%
10.6%
10.0%
10.2%
10.2%
10.1%
10.3%
9.4%
8.9%
8.7%
8.8%
9.0%
8.6%
Q2-19
Q3-19
Q4-19
Q1-20
Q2-20
CET1
Peer CET1
TCE/TA[1]
Peer TCE/TA[1]

Long Term Growth in TBV per Share[1]



WAL
WAL with Dividends Added Back
Peer Avg
Peer Avg with Dividends Added Back
180%
173%
74%
56%
2014
2015
2016
2017
2018
2019
MRQ[2]

Q2 2020 Highlights

- During the quarter, Western Alliance issued $225 million of bank-level subordinated debt due 2030
  - Coupon of 5.25% (10-year non-call 5-year)
  - Total Capital Ratio increased 110bps during the quarter to 13.4%

Common Equity Tier 1

- CET1 remains strong and increased 20bps during the quarter to 10.2%

Tangible Common Equity / Tangible Assets[1]

- During the quarter, TCE / TA declined 50bps
- Excluding PPP loans, TCE / TA flat from Q1 (9.4%)

Tangible Book Value per Share[1]

- Q1 TBVPS grew $1.11 in Q2 to $27.84, or 12.9% year-over-year
- Tangible book value per share has increased 3.0x that of peers over the last 5 and a half years

1) Refer to slide 2 for further discussion of Non-GAAP financial measures
2) MRQ is Q2-20 for WAL and Q1-20 for WAL Peers
Note: Peers consist of 57 major exchange traded banks with total assets between $15B and $150B as of March 31, 2020, excluding target banks of pending acquisitions; S&P Global Market Intelligence.

Western Alliance Bancorporation

18

Management Outlook • Balance Sheet Growth • Interest Margin • Operating Pre-Provision Net Revenue • Asset Quality • Capital and Liquidity 19 1919

Questions and Answers 2020